Exhibit 99.2
S H A R E H O L D E R L E T T E R F O U R T H Q U A R T E R 2 0 2 2
R E D W O O D T R U S T

Dear Fellow Shareholders,

The turn of the calendar from 2022 rounded out a year that brought about sudden change to the mortgage markets in a manner that was markedly different than we have seen through downturns in past housing cycles. The Federal Reserve’s efforts to curb inflation during 2022 led to the most pronounced jump in rates in over 40 years, largely freezing mortgage refinance activity and profoundly affecting consumer behavior in the housing market. As the Fed made up for lost time fighting inflation, many investors simply “headed home for the holidays” several months early, looking to close the book on a challenging stretch.

Given this backdrop, we slowed the pace of our mortgage banking businesses in the fourth quarter and took stock of our market positioning. This entailed a fresh rationalization of our operating footprint and cost structure in light of persistent market volatility, resulting in a 24% reduction in our workforce. We also undertook efforts to further fortify our balance sheet, holding just over $400 million of unrestricted cash at the beginning of February 2023.

For the fourth quarter 2022 overall, we reported GAAP earnings of $(0.40) per diluted share, non-GAAP earnings available for distribution (“EAD”) of $(0.11) per diluted share, and book value per share of $9.55. We paid a quarterly dividend of $0.23 per share, consistent with our dividend level throughout 2022. While our results during this period certainly didn’t meet our expectations, we focused on prudently protecting our book value, managing risk, and positioning our Company for the path forward. As we all know, long-term focal points such as these are sometimes only appreciated in hindsight.

With such a challenging year now behind us, we resolved to break the huddle early in January and quickly build momentum towards our 2023 priorities. And that’s exactly what we’ve done, realizing a welcome uptick in activity and a few accomplishments worth noting that have helped to improve our GAAP book value thus far in 2023.

Firstly, we successfully priced an inaugural preferred stock offering in early January, reopening a segment of the capital markets that had seen little activity in 2022. We pursued preferred equity for a few reasons, including the financing cost relative to unsecured debt alternatives, the prospect of further deleveraging our balance sheet with perpetual capital, and the opportunity to access this new source of capital more readily going forward. While the cost of any capital is up significantly over the past year, reflective of the acute rise in benchmark interest rates, we believe this inaugural raise is comfortably accretive to our common equity based on our more optimized cost structure and the returns we are realizing on new investments.

Next up was a $213 million sale of business purpose lending (“BPL”) loans to a top institutional partner at accretive terms for both firms. As a reminder, BPL is by its nature a type of “non-QM” residential loan program, and liquidity for this sector was significantly impacted in 2022 in step with our consumer jumbo “QM” business. The sale of this pool of loans was a bellwether of sorts and created forward momentum for the platform that has positively impacted our new loan pricing and reaffirmed our platform’s potential to build from last year’s record volumes. We like to remind our investors, most of whom are homeowners, that BPL

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of February 9, 2023. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2023 are described at the end of this Shareholder Letter under the heading “Cautionary Statement; Forward-Looking Statements.”

borrowers aren’t like consumers, the majority of which are now enjoying 30-year fixed rates of 4% (or much lower) on their homes. BPL borrowers – developers, landlords, long-term investors – are, by definition, transaction oriented, and need the liquidity from our lending products to fuel their businesses and support growth. And with demand for rental products elevated, in an environment when housing inventory remains expensive and in low supply, we see housing investors actively seeking the range of solutions we offer.

In contrast to some of the headwinds facing the consumer mortgage sector, our BPL franchise continues to see activity supported by many of the tailwinds that drove volumes throughout 2022. The rental market has been tasked with providing more alternatives for households, a promising scenario for a diversified lender like CoreVest able to serve a broad array of sponsor strategies, including multifamily, build-for-rent, and workforce housing. We remain focused on originating loans secured by assets with strong fundamentals and business plans with experienced sponsorship teams. We continue to evolve our underwriting guidelines in keeping with market trends, most recently lowering LTV caps on our Bridge products and continuing to originate lower LTV Single-Family Rental “Term” loans. Our production mix between Bridge and Term loans has once again rebalanced as sponsors begin to accept locking in current long-term rates in lieu of shorter-term floating-rate Bridge debt. All told, this is why we remain particularly bullish on our BPL operations, even when faced with the prospect of a potential recession in 2023.

In tandem with our BPL loan sale, in late January our Residential team completed our first Sequoia securitization in over a year. Once again, our securitization helped reset the market tighter and has now influenced a significant expansion of the RMBS issuance calendar by other sponsors, a good fact for all market participants. Investor demand on our securitization was very strong, enabling us to increase bond prices and boost our GAAP gain on sale. This gives us confidence that the prospect of “leaning in” on our consumer residential loan pricing is inching closer. In the meantime, our total residential loan exposure was cut roughly in half by this securitization and stood at just over $300 million at the beginning of February, freeing up valuable cash to reinvest across our suite of businesses.

Perhaps the overall positive market sentiment to start the year matters most with respect to our investment portfolio, as it remains a primary driver of our book value. While the fourth quarter mirrored much of 2022 with further credit spread widening, thus far in 2023 the story has been different. Market prices for securities have begun to firm up, reflecting lower mortgage rates, increased housing market activity, and positive deal flow in the securitization markets. The vast majority of the mark-to-market declines we incurred on the portfolio in 2022 remained largely detached from underlying cash flows, with the book continuing to display strong fundamental credit quality with low delinquencies. With a weighted average year-end carrying value of 62 cents to face value, and a projected forward loss-adjusted yield of 15%, we estimate our Investment Portfolio had approximately $500 million (or $4.33 per share) of net discount at year-end.

The prospects of earning this discount to book through time start with the underlying fundamentals of our loans, an area of continued stability. While the path of home prices – and its impact on mortgage credit – remains a critical question for 2023, we believe the composition of our portfolio, with many seasoned assets and significant HPA realized to date, makes it resilient to a wide range of downturn scenarios for the economy. Though we expect home prices to decline moderately this year overall, with potentially meaningful variation across geographies, we believe that a more pronounced decline would have to be predicated on the emergence of a larger group of consumers forced to sell their homes. With most homeowners having locked in generationally low mortgage rates underwritten to tight credit standards, a wave of forced selling would likely require additional exogenous forces at play. The fact remains that most homeowners still enjoy substantial equity in their homes with limited options to access it, another opportunity for us to leverage our unique structuring expertise and market access to further differentiate our product offerings.

As we noted above, with the rapid rise in interest rates, the cost to own and finance a home increased notably in 2022. Over-capacity, or the amount of excess loan production capability relative to consumer demand, weighed heavily on the industry in 2022, with many companies still struggling to right size. We saw similar conditions following the Great Financial Crisis when residential volumes were muted for an extended period as the economy slowly recovered. This time around the economy is in better shape, but the size of the addressable consumer mortgage market – particularly refinances – is unlikely to retrace back to recent levels for some time. As of year-end, less than 1% of residential mortgages have at least a 50 basis-point incentive to refinance, with nearly two-thirds of homeowners currently benefitting from a long-term financing rate of 4% or lower.

In response to these structural changes, we reduced capital allocated to Residential Mortgage Banking by 70% throughout 2022 and expect to maintain a lower allocation to this segment for the foreseeable future. A strategic focus of ours remains tending to our seller base and ensuring we have products that meet their needs as the market evolves. This includes continued refinement of our expanded prime products, as well as investor products that cater to consumers who own second homes or a single rental property. As borrower demand for these products comes into clearer view, we remain focused on operating efficiency and preserving financial flexibility. This includes ongoing rationalization of our broader cost structure, with a primary focus to lower variable costs that can flex with loan volumes and performance, while protecting the franchise and maintaining optionality to engage more aggressively when market conditions improve.

Overall, we remain intentional about steering capital and resources towards markets that we believe perform better in this environment and assets we view as undervalued, including Redwood’s corporate debt and equity. As valuations of our stock and convertible debt became disconnected from fundamentals in 2022, particularly in the second half of the year, we were active in buying back our securities at attractive prices. We ultimately repurchased a total of approximately $88 million of our own common equity and debt throughout 2022, and, as we progress into 2023, we have remained active in repurchasing more of our shorter-dated obligations. We intend to use our unrestricted cash position and other sources of available liquidity to address the remainder of our upcoming 2023 convertible bond maturity and expect to be opportunistic in repurchasing elsewhere in our convertible bond stack.

While uncertainty is likely to linger well into 2023, we believe we are in the late innings of this Fed cycle and remain confident in our ability to navigate further challenges with the pillars of our diversification, strong balance sheet and, most importantly, our people. We believe our platform offers a compelling opportunity and unique access point to invest in a very dynamic housing market.
As always, thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measurement section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “third quarter” refer to the quarter ended September 30, 2022, references to the “fourth quarter” refer to the quarter ended December 31, 2022, and references to the “first quarter” refer to the quarter ended March 31, 2023, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K and our Current Report on Form 8-K filed with the SEC on January 9, 2023 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus, statements related to our financial outlook and expectations for 2023 and future years, statements related to potential upside in Redwood’s book value and investment portfolio, including the projected forward yield on our investment portfolio, statements regarding our available capital and sourcing additional capital, statements regarding opportunities to deploy capital and expected returns on such opportunities, including organic and third-party investments, strategic mergers and acquisitions, and common stock and convertible debt repurchases, and other statements regarding pending business activities and expectations and estimates relating to our business and financial results. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2023 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.

In addition, our financial statement audit for the year ended December 31, 2022 is not yet complete, and the quarterly and full year 2022 results reported herein are unaudited and may vary from our audited financial results for the year ended December 31, 2022, presented in Redwood’s Annual Report on Form 10-K for 2022 that will be filed with the SEC. Our 2022 annual financial statement audit is scheduled to conclude in late February 2023 in connection with our Form 10-K filing and it should be noted, and considered in the context of the “Risk Factor” set forth in our Current Report on Form 8-K filed with the SEC on January 9, 2023, that the year-end 2022 book value reported herein includes a $0.37 per share deferred tax asset. As our 2022 financial statement audit is completed, we will determine whether, under GAAP, any non-cash valuation allowance should be applied against our deferred tax assets, which would reduce the value of these deferred tax assets and correspondingly result in a lower level of earnings and book value being reported in our Annual Report on Form 10-K for 2022 than is reported herein for our fourth quarter and full year 2022.